Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Corporate Communications and Investor Relations

(616) 365-1555

FOR IMMEDIATE RELEASE
Monday, November 22, 2021

UFP Industries acquires controlling equity position in Ficus Pax, marking UFP’s first industrial presence in India

GRAND RAPIDS, Mich., Monday, November 22, 2021 – UFP Industries (Nasdaq: UFPI) today announced that its affiliate, UFP Global Holdings Ltd., has acquired 70 percent of the equity in Ficus Pax Private Limited (Ficus Pax), a leading producer of industrial packaging in India, for approximately $13.5 million USD. Headquartered in Bangalore, India, Ficus Pax manufactures mixed-material cases and crates, nail-less plywood boxes, wooden pallets and other packaging products through 10 facilities located in major industrial markets throughout southern India. Ficus Pax also owns a majority stake in Wadpack, a manufacturer of corrugated fiber board containers, corrugated pallets and display solutions. The company had trailing 12-month sales through August 2021 of approximately $39 million USD. Sandeep Wadhwa, chairman and managing director of Wadpack, will now lead Ficus Pax as managing director over the consolidated group.

“The addition of Ficus Pax gives UFP a solid foundation to grow our industrial packaging presence in India, the world’s fastest-growing economy and a strategic market for our international expansion,” said Dick McBride, UFP’s executive vice president of international operations. “Ficus Pax is a leader in innovation, with a talented design and engineering team and considerable experience in producing high-value packaging solutions for domestic and multinational customers. We look forward to working together to grow our business with new and existing customers worldwide.”

“This transaction begins an exciting new chapter for Ficus Pax and our 600-plus employees,” said Mr. Wadhwa. “The investment and support that UFP Global will provide to Ficus Pax and Wadpack will allow us to expand our sales outreach, increase our capacity, automate in ways that will improve our productivity, and gain more flexibility in sourcing materials. We look forward to being part of UFP’s mission to become the leading packaging solutions provider in the world.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Michigan, with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

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